March 9, 2012

Jim Judson

Dear Jim:
We are pleased to continue your position with Extreme Networks (the “Company”) as Interim Vice President, Chief Financial Officer (“Interim CFO”), through May 31, 2012.

The terms of your original offer letter remain unchanged, except as modified below.

•	Either party may terminate the employment with five (5) days prior written notice.

•
You shall be entitled to a prorated bonus payment under the FY 2012 Executive Bonus Plan (the “Plan”) in the amount actually earned pursuant to the terms of the Plan based on the Company's financial performance during FY 2012. Any payment will be made in August 2012 in accordance to the terms of the Plan, notwithstanding your employment status with the Company at that time. The amount will be prorated based on the number of months you worked for the Company during FY 2012.

Sincerely,

EXTREME NETWORKS INC. Diane Honda Vice President General Counsel & Secretary

I agree to extend employment with Extreme Networks, Inc. on the terms set forth in above.

Jim Judson	Date